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                                                                    EXHIBIT 11.1

PERVASIVE SOFTWARE INC.


                           COMPUTATION OF NET INCOME
                    PER COMMON AND COMMON EQUIVALENT SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          THREE MONTHS ENDED
                                             SEPTEMBER 30,
                                        ------------------------
                                         1997             1996
                                        -------          -------
PRIMARY
 Weighted average number of
  common shares outstanding               2,126              219
 Convertible preferred shares,
  as if converted                         9,185            9,713
 Incremental common shares
  attributable to shares issuable
  under employee stock plans              2,130            3,367
                                        -------          -------
        Total shares                     13,441           13,299
                                        -------          -------

 Net income                             $   330          $   458
                                        -------          -------

 Net income per primary common
  and common equivalent share           $  0.02          $  0.03
                                        -------          -------
FULLY DILUTED
 Weighted average number of
  common shares outstanding               2,126              219
 Convertible preferred shares,
  as if converted                         9,185            9,713
 Incremental common shares
  attributable to shares issuable
  under employee stock plans              2,251            3,367
                                        -------          -------

        Total shares                     13,562           13,299
                                        -------          -------

 Net income                             $   330          $   458
                                        -------          -------

 Net income per fully diluted
  common and common equivalent
  share                                 $  0.02          $  0.03
                                        -------          -------
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